Exhibit 5.1

                          SCHLUETER & ASSOCIATES, P.C.
                       1050 Seventeenth Street, Suite 1700
                             Denver, Colorado 80265
                            Telephone: (303) 292-3883
                            Facsimile: (303) 296-8880

                                November 13, 2000

VIA EDGAR
Mr. Steven C. Duvall
Assistant Director
Division of Corporation Finance
United States Securities and Exchange Commission
Mail Stop 0404
450 Fifth Street N.W.
Washington, D.C.  20549


         Re:      Bonso Electronics International Inc.
                  Post-Effective Amendment No. 1 to
                  Registration Statement on Form F-2
                  SEC File No. 333-32524

Dear Mr. Duvall:

     On behalf of Bonso Electronics International Inc. (the "Company"), we are filing herewith under the Securities Act of 1933, as amended (the "Act") Post-Effective Amendment No. 1 to the Company's Registration Statement on Form F-2. The Company's Registration Statement on Form F-2 that was declared effective by the Commission on May 31, 2000. The Post-Effective Amendment is being filed to update Registration Statement. The registration fee relating to the Post-Effective Amendment and the securities included therein was previously paid.

     The filing has been updated to incorporate by reference the Company's Form 20-F that includes the audited financial statements for the year ended March 31, 2000, and certain other minor changes. I note that the Company is profitable, and that its Common Stock is traded on the NASDAQ National Market System.

     In light of the Company's long history of profitability, the fact that the Registration Statement is an F-2, involving the exercise of Warrants previously registered and the sale of shares of Common Stock by two selling shareholders, I would like to request your assistance in having the Post-Effective Amendment to the Registration Statement declared effective as soon as possible. If you have any concerns or questions, please do not hesitate to contact the undersigned.

                                                 Sincerely,

                                                 SCHLUETER & ASSOCIATES, P.C.


                                                 Henry F. Schlueter
HFS/emd
c:       Bonso Electronics International Inc.
         Pricewaterhouse Coopers